Exhibit 1.02

Baxter International Inc.

Conflict Minerals Report

For The Year Ended December 31, 2014

This conflict minerals report for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, which was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Rule 13p-1 imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold for the purposes of Rule 13p-1. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

Certain products manufactured by Baxter International Inc. (Baxter or the Company) are comprised of materials and components that contain tin, tantalum, tungsten and/or gold that are necessary to the functionality of such products (see “Product Description” below). Due to the depth of its supply chain, Baxter is far removed from the sources of ore from which these metals are produced and the smelters and refiners that process those ores. Additionally, the amount of information available globally on the traceability and sourcing of these ores is extremely limited, which is a situation that is not unique to Baxter. As a result, the efforts undertaken by Baxter to identify the countries of origin of those ores reflect its respective position in the supply chain and the challenge presented by the limited availability of information. Baxter has taken steps to identify the applicable smelters and refiners of the tin, tantalum, tungsten and gold in its supply chain and their respective sources, but in general, the Company believes that the smelters and refiners of such metals contained in its products are best situated to identify the sources and countries of origin of these metals. The efforts described herein were undertaken on the products manufactured by the Company during the year ended December 31, 2014.

Product Description

Baxter operates its business in two segments. The BioScience business manufactures various treatments for hemophilia and other bleeding disorders, immune deficiencies, and other chronic and acute blood-related conditions. For the year ended December 31, 2014, the BioScience business also included the manufacture of biosurgery products and vaccines. We have not identified any products manufactured by the BioScience business that are subject to disclosure under Rule 13p-1.

The Medical Products business manufactures products used in the delivery of fluids and drugs to patients as well as products to treat end-stage renal disease. For the year ended December 31, 2014, this business did not include the manufacture of biosurgery products. The following products manufactured by the Medical Products business are subject to disclosure under Rule 13p-1: Colleague Volumetric Infusion Pump, Peritoneal Dialysis Home Therapy (HomeChoice) and Home Hemodialysis (Vivia).

Reasonable Country of Origin Inquiry (RCOI)

Direct suppliers were asked to provide answers to the Conflict-Free Sourcing Initiative’s (CFSI) Conflict Mineral Reporting Template (CMRT) reflecting Baxter’s position in the supply chain as described above. The CFSI CMRT is regarded as the preferred reporting tool for conflict minerals content and sourcing information worldwide.

Baxter reviewed questionnaires received for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where needed. As a result, Baxter believes that its RCOI process was reasonably designed and performed in good faith.

Design of Due Diligence Measures

Baxter’s overall Conflict Minerals Program is designed to conform to the five step framework of the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the relevant supplements on tin, tantalum, tungsten and gold, as applicable to Baxter’s circumstances and position in the supply chain as a “downstream” company with little to no direct influence on smelters and refiners. Baxter designed its due diligence measures to conform in all material respects with the due diligence framework relevant to conflict minerals provided by the (OECD).

These due diligence measures include, but are not limited to, the following actions:

•	Instituting an internal conflict minerals team consisting of representatives from Baxter’s supply chain, legal, finance and compliance functions, which started meeting in 2012 to begin internal risk assessment on conflict minerals in Baxter’s supply chain

•	Reporting to senior management on direct suppliers’ responses to conflict minerals information requests

•	Developing a process for monitoring and tracking of corrective actions and risk mitigation efforts

•	Communicating the Company’s position on conflict minerals to direct suppliers

•	Developing a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts

•	Supporting the development and implementation of independent third party audits of smelter and refiner’s sourcing through the Company’s policy and procurement practices that encourage suppliers to conduct due diligence and purchase materials from conflict free sources

•	Joining the industry-wide organization CFSI, an initiative of the EICC and the GeSI which directly supports and implements third party audits of smelters and refiners. The Company’s membership in CFSI allows access to RCOI data, which reports on the smelters and their Conflict Free status as investigated by the CFSI.

An independent private sector audit was not required for this report.

Facilities and Countries of Origin

As a result of the above described RCOI process and due diligence measures, the following entities were identified by Baxter’s suppliers as the smelters and refiners of the tin, tantalum, tungsten and/or gold present in and necessary to the functionality of products manufactured by Baxter in the year ended December 31, 2014. To the extent known, the countries of origin identified in connection with such smelters and refiners are also listed below.

Smelters/Refiners	Smelter Location	Mineral Sourcing
A.L.M.T. TUNGSTEN Corp.	unknown	unknown
Advanced Chemical Company	unknown	unknown
Aida Chemical Industries Co. Ltd.	Fuchu, Tokyo, Japan	Recycle/Scrap
Aktyubinsk Copper Company TOO	unknown	unknown
Allgemeine Gold-und Silberscheideanstalt A.G.	Pforzheim, Baden-Württemberg, Germany	unknown
Almalyk Mining and Metallurgical Complex (AMMC)	unknown	unknown
Alpha	Altoona, Pennsylvania, USA	Not conflict region* Recycle/Scrap
AngloGold Ashanti Córrego do Sítio Mineração	Nova Lima, Minas Gerais, Brazil	unknown
Argor-Heraeus SA	Mendrisio, Ticino, Switzerland	unknown
Asahi Pretec Corporation	unknown	unknown
Asaka Riken Co Ltd	unknown	unknown
Asia Tungsten Products Vietnam Ltd.	unknown	unknown
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Istanbul, Turkey	unknown

Smelters/Refiners	Smelter Location	Mineral Sourcing
Aurubis AG	Hamburg, Hamburg, Germany	unknown
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	unknown	unknown
Bauer Walser AG	unknown	unknown
Boliden AB	Skelleftehamn, Västerbotten, Sweden	unknown
C. Hafner GmbH + Co. KG	Pforzheim, Baden-Württemberg, Germany	unknown
Caridad	unknown	unknown
CCR Refinery – Glencore Canada Corporation	Montréal, Quebec, Canada	unknown
Cendres + Métaux SA	unknown	unknown
Changsha South Tantalum Niobium Co., Ltd.	Changsha, Hunan, China	Recycle/Scrap
Chenzhou Diamond Tungsten Products Co., Ltd.	unknown	unknown
Chimet S.p.A.	Arezzo, Tuscany, Italy	unknown
China Tin Group Co., Ltd.	unknown	unknown
Chongyi Zhangyuan Tungsten Co., Ltd.	unknown	unknown
Chugai Mining	unknown	unknown
CNMC (Guangxi) PGMA Co. Ltd.	unknown	unknown
Conghua Tantalum and Niobium Smeltry	Conghua, Guangdong, China	Not conflict region* Kenya, Mozambique, South Africa, DRC Recycle/Scrap
Cooper Santa	unknown	unknown
CV Gita Pesona	unknown	unknown
CV Makmur Jaya	unknown	unknown
CV Serumpun Sebalai	unknown	unknown
CV United Smelting	Pangkal Pinang, Bangka, Indonesia	Not conflict region*
CV Venus Inti Perkasa	unknown	unknown
D Block Metals, LLC	Gastonia, North Carolina, USA	Recycle/Scrap
Daejin Indus Co. Ltd	unknown	unknown
Daye Non-Ferrous Metals Mining Ltd.	unknown	unknown
Dayu Weiliang Tungsten Co., Ltd.	unknown	unknown
Do Sung Corporation	unknown	unknown
Doduco	unknown	unknown
Dowa	Kosaka, Akiau, Japan Chiyoda, Tokyo, Japan	Not conflict region* Recycle/Scrap
Dowa	Kosaka, Akiau, Japan Chiyoda, Tokyo, Japan	Not conflict region*
Duoluoshan	Plant 1, Sihui City, Guangdong, China Plant 2, Sihui City, Guangdong, China Plant 3, Sihui City, Guangdong, China	Not conflict region* DRC Recycle/Scrap
Eco-System Recycling Co., Ltd.	Honjo, Saitama, Japan	Recycle/Scrap
EM Vinto	Oruro, Oruro, Bolivia	Not conflict region*
Estanho de Rondônia S.A.	unknown	unknown

Smelters/Refiners	Smelter Location	Mineral Sourcing
Exotech Inc.	Pompano Beach, Florida, USA	Not conflict region* Recycle/Scrap
F&X Electro-Materials Ltd.	Jiangmen, Guangdong, China	Not conflict region* DRC Recycle/Scrap
FAGGI ENRICO SPA	unknown	unknown
Feinhütte Halsbrücke GmbH	unknown	unknown
Fenix Metals	unknown	unknown
Fidelity Printers and Refiners Ltd.	unknown	unknown
FIR Metals & Resource., Ltd.	Zhuzhou, Hunan, China	Not conflict region*
FSE Novosibirsk Refinery	unknown	unknown
Fujian Jinxin Tungsten Co., Ltd.	unknown	unknown
Gansu Seemine Material Hi-Tech Co Ltd	unknown	unknown
Ganxian Shirui New Material Co., Ltd.	unknown	unknown
Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou, Jiangxi, China	Not conflict region*
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou, Jiangxi, China	Not conflict region* Recycle/Scrap
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	unknown	unknown
Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou, Jiangxi, China	Not conflict region*
Ganzhou Yatai Tungsten Co., Ltd.	unknown	unknown
Geib Refining Corporation	unknown	unknown
Gejiu Kai Meng Industry and Trade LLC	unknown	unknown
Gejiu Non-Ferrous Metal Processing Co. Ltd.	Geiju, Yunnan, China	Not conflict region*
Gejiu Zi-Li	unknown	unknown
Global Advanced Metals Aizu	Aizuwakamatsu, Fukushima, Japan	Not conflict region*
Global Advanced Metals Boyertown	Boyertown, Pennsylvania, USA	Not conflict region* DRC Recycle/Scrap
Global Tungsten & Powders Corp.	Towanda, Pennsylvania, USA	Not conflict region* Recycle/Scrap
Guangdong Jinding Gold Limited	unknown	unknown
Guangdong Xianglu Tungsten Co., Ltd.	unknown	unknown
Guangdong Zhiyuan New Material Co., Ltd.	Yingde, Guangdong, China	Not conflict region* Recycle/Scrap
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Kaili, Guizhou, China	Not conflict region*
H.C. Starck GmbH	unknown	unknown
H.C. Starck GmbH Goslar	Goslar, Lower Saxony, Germany	Not conflict region* DRC Recycle/Scrap
H.C. Starck GmbH Laufenburg	Laufenburg, Baden-Württemberg, Germany	Not conflict region* DRC Recycle/Scrap
H.C. Starck Hermsdorf GmbH	Hermsdorf, Thuringia, Germany	Not conflict region* Recycle/Scrap
H.C. Starck Inc.	Newton, Massachusetts, USA	Not conflict region* Recycle/Scrap
H.C. Starck Ltd.	Mito, Ibaraki, Japan	Recycle/Scrap
H.C. Starck Smelting GmbH & Co.KG	unknown	unknown

Smelters/Refiners	Smelter Location	Mineral Sourcing
H.C. Starck Smelting GmbH & Co.KG	Laufenburg, Baden-Württemberg, Germany	Not conflict region* DRC Recycle/Scrap
Hangzhou Fuchunjiang Smelting Co., Ltd.	unknown	unknown
Heimerle + Meule GmbH	Pforzheim, Baden-Württemberg, Germany Vienna, Vienna, Austria	Recycle/Scrap
Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang, Hunan, China	Not conflict region* Recycle/Scrap
Heraeus Ltd. Hong Kong	Fanling, Hong Kong, China	unknown
Heraeus Precious Metals GmbH & Co. KG	Hanau, Hesse, Germany	unknown
Hi-Temp Specialty Metals, Inc.	Yaphank, New York, USA	Recycle/Scrap
Huichang Jinshunda Tin Co. Ltd	unknown	unknown
Hunan Chenzhou Mining Group Co., Ltd.	unknown	unknown
Hunan Chunchang Nonferrous Metals Co., Ltd.	Hengyang, Hunan, China	Not conflict region*
Hwasung CJ Co. Ltd	unknown	unknown
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	unknown	unknown
Ishifuku Metal Industry Co., Ltd.	Soka, Saitama, Japan	unknown
Istanbul Gold Refinery	Kuyumcukent, Istanbul, Turkey	unknown
Japan Mint	Osaka, Japan	unknown
Japan New Metals Co., Ltd.	Akita, Japan	Not conflict region* Recycle/Scrap
Jiangxi Copper Company Limited	unknown	unknown
Jiangxi Dinghai Tantalum & Niobium Co., LTD	Fengxin, Jiangxi, China	Not conflict region*
Jiangxi Gan Bei Tungsten Co., Ltd.	Xiushui, Jiangxi, China	Not conflict region*
Jiangxi Ketai Advanced Material Co., Ltd.	Nanchang, Jiangxi, China	Not conflict region*
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	unknown	unknown
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	unknown	unknown
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	unknown	unknown
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	unknown	unknown
Jiangxi Yaosheng Tungsten Co., Ltd.	unknown	unknown

JiuJiang JinXin Nonferrous Metals Co., Ltd.	Jiujiang, Jiangxi, China	DRC
Jiujiang Tanbre Co., Ltd.	Jiujiang, Jiangxi, China	Not conflict region* Kenya, Mozambique, South Africa, DRC Recycle/Scrap
Jiujiang Zhongao Tantalum & Niobium Co, Ltd	Jiujiang, Jiangxi, China	Not conflict region*
Johnson Matthey Inc	Salt Lake City, Utah, USA	unknown
Johnson Matthey Ltd	Brampton, Ontario, Canada	unknown
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Verkhnyaya Pyshma, Russia	unknown
JSC Uralelectromed	unknown	unknown
JX Nippon Mining & Metals Co., Ltd.	Oita, Oita, Japan	unknown

Smelters/Refiners	Smelter Location	Mineral Sourcing
Kazzinc Ltd	Ust-Kamenogorsk, Kazakhstan	unknown
KEMET Blue Metals	Matamoros, Tamaulipas, Mexico	Not conflict region* DRC Recycle/Scrap
KEMET Blue Powder	Mound House, Nevada, USA	Not conflict region*
Kennametal Fallon	unknown	unknown
Kennametal Huntsville	unknown	unknown
Kennecott Utah Copper LLC	Salt Lake City, Utah, USA	unknown
KGHM Polska Miedź Spółka Akcyjna	unknown	unknown
King-Tan Tantalum Industry Ltd	Yifeng, Jiangxi, China	Not conflict region*
Kojima Chemicals Co., Ltd	Sayama, Saitama, Japan	Not conflict region Recycle/Scrap
Korea Metal Co. Ltd	unknown	unknown
Kyrgyzaltyn JSC	unknown	unknown
L’ azurde Company For Jewelry	Riyadh, Saudi Arabia	unknown
Lingbao Gold Company Limited	unknown	unknown
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	unknown	unknown
Linwu Xianggui Smelter Co	unknown	unknown
LSM Brasil S.A.	São João del Rei, Minas Gerais, Brazil	Not conflict region*
LS-NIKKO Copper Inc.	Onsan-eup, Ulsan, Korea	unknown
Luoyang Zijin Yinhui Metal Smelt Co Ltd	unknown	unknown
Magnu’s Minerais Metais e Ligas LTDA	São João Del Rei, Minas Gerais, Brazil	Not conflict region* Recycle/Scrap
Malaysia Smelting Corporation (MSC)	Butterworth, Penang, Malaysia	Not conflict region* Kenya, Mozambique, South Africa, DRC Recycle/Scrap
Malipo Haiyu Tungsten Co., Ltd.	Nanfeng Xiaozhai, Yunnan, China	Not conflict region*
Materion	Buffalo, New York, USA Wheatfield, New York, USA	Not conflict region* Recycle/Scrap
Matsuda Sangyo Co., Ltd.	unknown	unknown
Melt Metais e Ligas S/A	Ariquemes, Rondonia, Brazil	Not conflict region*
Metallic Resources Inc	unknown	unknown
Metallo Chimique	Beerse, Belgium Berango, Spain	Not conflict region* Recycle/Scrap
Metallurgical Products India (Pvt.) Ltd.	District Raigad, Maharashtra, India	Not conflict region* Recycle/Scrap
Metalor Technologies (Hong Kong) Ltd	Kwai Chung, Hong Kong, China	unknown
Metalor Technologies (Singapore) Pte. Ltd.	Tuas Tech Park, Tuas, Singapore	unknown
Metalor Technologies (Suzhou) Ltd.	unknown	unknown
Metalor Technologies SA	Neuchâtel, Neuchâtel, Switzerland	unknown
Metalor USA Refining Corporation	North Attleboro, Massachusetts, USA	unknown

Smelters/Refiners	Smelter Location	Mineral Sourcing
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Torreon, Mexico	unknown
Mineração Taboca S.A.	Araras, São Paulo, Brazil	Not conflict region*
Mineração Taboca S.A.	Presidente Figueiredo, Amazonas, Brazil	Not conflict region*
Minsur	Paracas, Ica, Perú	Not conflict region* Recycle/Scrap
Mitsubishi Materials Corporation	Naoshima, Hiroshima, Japan	unknown
Mitsubishi Materials Corporation	Chiyoda, Tokyo, Japan Asago, Hyogo, Japan	Recycle/Scrap
Mitsui Mining & Smelting	Omuta, Fukuoka, Japan	Recycle/Scrap
Mitsui Mining and Smelting Co., Ltd.	Takehara, Hiroshima, Japan	unknown
MMTC-PAMP India Pvt. Ltd	Mewat, Haryana, India	unknown
Molycorp Silmet A.S.	Sillamäe, Ida-Virumaa, Estonia	Not conflict region* Recycle/Scrap
Moscow Special Alloys Processing Plant	unknown	unknown
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Bahçelievler, Turkey	unknown
Nankang Nanshan Tin Manufactory Co., Ltd	unknown	unknown
Navoi Mining and Metallurgical Combinat	unknown	unknown
Nghe Tinh Non-Ferrous Metals Joint Stock Company	unknown	unknown
Nihon Material Co. LTD	Noda, Chiba, Japan	Not conflict region* Recycle/Scrap
Ningxia Orient Tantalum Industry Co., Ltd.	Shizuishan, Ningxia, China	Not conflict region* Kenya, Mozambique, South Africa, DRC Recycle/Scrap
Novosibirsk Integrated Tin Works	unknown	unknown
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	unknown	unknown
O.M. Manufacturing (Thailand) Co., Ltd.	unknown	unknown
O.M. Manufacturing Philippines, Inc.	unknown	unknown
Ohio Precious Metals, LLC	Jackson, Ohio, USA	Recycle/Scrap
Ohura Precious Metal Industry Co., Ltd	Nara-shi, Nara, Japan	Not conflict region*
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Krasnoyarsk, Russia	unknown
OJSC Kolyma Refinery	unknown	unknown
Operaciones Metalurgical S.A.	Oruro, Oruro, Bolivia	Not conflict region*
PAMP SA	Castel San Pietro, Ticino, Switzerland	unknown
Penglai Penggang Gold Industry Co Ltd	unknown	unknown
Plansee SE Liezen	Liezen, Styria, Austria	Not conflict region* Recycle/Scrap
Plansee SE Reutte	Reutte, Tyrol, Austria	Not conflict region* Recycle/Scrap
Pobedit, JSC	unknown	unknown
Prioksky Plant of Non-Ferrous Metals	unknown	unknown
PT Alam Lestari Kencana	unknown	unknown
PT Aneka Tambang (Persero) Tbk	Jakarta, Indonesia	unknown
PT Aries Kencana Sejahtera	unknown	unknown
PT Artha Cipta Langgeng	unknown	unknown

Smelters/Refiners	Smelter Location	Mineral Sourcing
PT ATD Makmur Mandiri Jaya	Sungailiat, Bankga, Indonesia	Not conflict region*
PT Babel Inti Perkasa	Lintang, Bangka Belitung, Indonesia	Not conflict region*
PT Babel Surya Alam Lestari	unknown	unknown
PT Bangka Kudai Tin	unknown	unknown
PT Bangka Putra Karya	Pangkal Pinang, Bangka, Indonesia	Not conflict region*
PT Bangka Timah Utama Sejahtera	unknown	unknown
PT Bangka Tin Industry	Sungailiat, Bangka, Indonesia	Not conflict region*
PT Belitung Industri Sejahtera	Kepulauan Belitung, Bangka Belitung, Indonesia	Not conflict region*
PT BilliTin Makmur Lestari	unknown	unknown
PT Bukit Timah	Pangkal Pinang, Bangka, Indonesia	Not conflict region*
PT Donna Kembara Jaya	unknown	unknown
PT DS Jaya Abadi	Pangkal Pinang, Bangka, Indonesia	Not conflict region*
PT Eunindo Usaha Mandiri	Kepulauan Riau, Riau Islands, Indonesia	Not conflict region*
PT Fang Di MulTindo	unknown	unknown
PT HANJAYA PERKASA METALS	unknown	unknown
PT HP Metals Indonesia	unknown	unknown
PT Inti Stania Prima	unknown	unknown
PT JusTindo	unknown	unknown
PT Karimun Mining	unknown	unknown
PT Koba Tin	unknown	unknown
PT Mitra Stania Prima	Sungailiat, Bangka, Indonesia	Not conflict region*
PT Panca Mega Persada	Sungailiat, Bangka, Indonesia	Not conflict region*
PT Pelat Timah Nusantara Tbk	unknown	unknown
PT Prima Timah Utama	Propinsi Kepulauan, Bangka Beilitung, Indonesia	Not conflict region*
PT Rajwa International	unknown	unknown
PT REFINED BANGKA TIN	Sungailiat, Bangka, Indonesia	Not conflict region*
PT Sariwiguna Binasentosa	Pangkal Pinang, Bangka, Indonesia	Not conflict region*
PT Seirama Tin investment	unknown	unknown
PT Singkep Times Utama	unknown	unknown
PT Stanindo Inti Perkasa	Pangkal Pinang, Bangka, Indonesia	Not conflict region*
PT Sumber Jaya Indah	unknown	unknown
PT Supra Sukses Trinusa	unknown	unknown
PT Tambang Timah	Kundur, Riau Islands, Indonesia	Not conflict region*
PT Timah (Persero), Tbk	Mentok, Bangka, Indonesia	Not conflict region*
PT Tinindo Inter Nusa	Pangkal Pinang, Bangka, Indonesia	Not conflict region*
PT Tirus Putra Mandiri	unknown	unknown

Smelters/Refiners	Smelter Location	Mineral Sourcing
PT Tommy Utama	unknown	unknown
PT WAHANA PERKIT JAYA	Kabupaten Meranti, Riau Province, Indonesia	Not conflict region*
PT Yinchendo Mining Industry	unknown	unknown
PX Précinox SA	La Chaux-de-Fonds, Neuchâtel, Switzerland	unknown
QuantumClean	Fremont, California, USA	Recycle/Scrap
Rand Refinery (Pty) Ltd	Germiston, Gauteng, South Africa	unknown
Republic Metals Corporation	Miami, Florida, USA	unknown
RFH Tantalum Smeltry Co., Ltd	Zhuzhou, Hunan, China	Recycle/Scrap
Royal Canadian Mint	Ottawa, Ontario, Canada	unknown
Rui Da Hung	unknown	unknown
Sabin Metal Corp.	unknown	unknown
Samduck Precious Metals	unknown	unknown
SAMWON METALS Corp.	unknown	unknown
Sanher Tungsten Vietnam Co., Ltd.	unknown	unknown
Schone Edelmetaal	Amsterdam, The Netherlands	unknown
SEMPSA Joyería Platería SA	Madrid, Spain	unknown
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Zhaoyuan, Shandong, China	unknown
Shanghai Jiangxi Metals Co. Ltd	unknown	unknown
Sichuan Tianze Precious Metals Co., Ltd	Chengdu, China	unknown
Singway Technology Co., Ltd.	Dayuan Township, Taoyuan County, Taiwan	Not conflict region* Recycle/Scrap
So Accurate Group, Inc.	unknown	unknown
SOE Shyolkovsky Factory of Secondary Precious Metals	unknown	unknown
Soft Metais, Ltda.	unknown	unknwon
Solar Applied Materials Technology Corp.	Tainan City, Taiwan, China	Not conflict region* Recycle/Scrap
Solikamsk Magnesium Works OAO	Solikamsk, Perm Krai, Russia	Not conflict region*
Sumitomo Metal Mining Co., Ltd.	Saijyo, Ehime, Japan	unknown
Taki Chemicals	Harima, Hyogo, Japan	Not conflict region* Recycle/Scrap
Tanaka Kikinzoku Kogyo K.K.	Hiratsuka, Kanagawa, Japan	unknown
Tejing (Vietnam) Tungsten Co., Ltd.	unknown	unknown
Telex	Croydon, Pennsylvania, USA	Not conflict region* Recycle/Scrap
Thaisarco	Amphur Muang, Phuket, Thailand	Not conflict region* DRC Recycle/Scrap
The Great Wall Gold and Silver Refinery of China	unknown	unknown
The Refinery of Shandong Gold Mining Co. Ltd	Laizhou City, China	unknown
Tokuriki Honten Co., Ltd	Kuki, Saitama, Japan	unknown
Tongling nonferrous Metals Group Co.,Ltd	unknown	unknown
Torecom	unknown	unknown

Smelters/Refiners	Smelter Location	Mineral Sourcing
Ulba	Ust-Kamenogorsk, East Kazakhstan, Kazakhstan	Not conflict region* DRC Recycle/Scrap
Umicore Brasil Ltda	Guarulhos, São Paulo, Brazil	unknown
Umicore Precious Metals Thailand	Dokmai, Pravet, Thailand	unknown
Umicore SA Business Unit Precious Metals Refining	Hoboken, Antwerp, Belgium	unknown
United Precious Metal Refining, Inc.	Alden, NY, USA	Not conflict region* Recycle/Scrap
Valcambi SA	Balerna, Ticino, Switzerland	unknown
Vietnam Youngsun Tungsten Industry Co., Ltd	Halong City, Quang Ninh Province, Vietnam	Not conflict region* DRC
VQB Mineral and Trading Group JSC	unknown	unknown
Western Australian Mint trading as The Perth Mint	Cloverdale, Western Australia, Australia	unknown
White Solder Metalurgia e Mineração Ltda.	Ariquemes, Rondonia, Brazil	Not conflict region*
Wolfram Bergbau und Hütten AG	unknown	unknown
Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen, Xiamen, China	Not conflict region* DRC Recycle/Scrap
Xiamen Tungsten Co., Ltd.	Haicang, Xiamen, China	Not conflict region* Recycle/Scrap
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	unknown	unknown
XinXing HaoRong Electronic Material CO.,LTD	YunFu City, Guangdong, China	Recycle/Scrap
YAMAMOTO PRECIOUS METAL CO., LTD.	unknown	unknown
Yichun Jin Yang Rare Metal Co., Ltd	Yichun, Jiangxi, China	Not conflict region* Kenya, Mozambique, South Africa Recycle/Scrap
Yokohama Metal Co Ltd	unknown	unknown
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	unknown	unknown
Yunnan Copper Industry Co Ltd	unknown	unknown
Yunnan Tin Company, Ltd.	Geiju, Yunnan, China	Not conflict region*
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	unknown	unknown
Zhuzhou Cement Carbide	Zhuzhou, Hunan, China	Not conflict region* DRC Recycle/Scrap
Zijin Mining Group Co. Ltd	unknown	unknown

*	Not conflict region: countries are not identified as conflict regions or plausible areas of smuggling or export out from these regions of conflict minerals. (Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Cote D’Ivoire, Czech Republic, Djibouti, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States of America, Vietnam, Zimbabwe)